Registration No. 333-

As filed with the Securities and Exchange Commission on June 10, 2008

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNITEDHEALTH GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

Minnesota	41-1321939
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

UnitedHealth Group Center 9900 Bren Road East Minnetonka, Minnesota	55343
(Address of Principal Executive Offices)	(Zip Code)

UNITEDHEALTH GROUP 1993 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Christopher J. Walsh

Senior Vice President, Deputy General Counsel and Assistant Corporate Secretary

UnitedHealth Group Center

9900 Bren Road East

Minnetonka, Minnesota 55343

(Name and address of agent for service)

(952) 936-1300

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock ($.01 par value per share)	13,871,559	$33.89	$470,107,134	$18,475.21

(1)	Pursuant to Rule 416(a) under the Securities Act of 1993, this Registration Statement also covers an indeterminate number of additional shares of that may be offered or issued pursuant to the UnitedHealth Group 1993 Employee Stock Purchase Plan (the “Plan”) in connection with any stock split, stock dividend or similar transaction.

(2)	Estimated solely for the purpose of determining the registration fee in accordance with Rules 457(h) and (c) of the Securities Act of 1933, as amended. The proposed maximum offering price, per share and in the aggregate, is based upon the average of the high and low sales prices of the common stock as reported on the New York Stock Exchange on June 4, 2008.

EXPLANATORY NOTE

This Registration Statement is filed by UnitedHealth Group Incorporated (the “Company” or the “Registrant”) to register additional securities issuable pursuant to the Plan and consists of only those items required by General Instruction E to Form S-8. The Registration Statements on Form S-8 relating to the Plan, previously filed with the Securities and Exchange Commission (the “SEC”) on May 31, 1996 (File No. 333-04875) and August 27, 1993 (File No. 033-68158), are incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents of the Company filed with the SEC are incorporated by reference in this Registration Statement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the SEC on February 21, 2008 (File No. 001-10864);

(b)	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008, filed with the SEC on May 2, 2008 (File No. 001-10864);

(c)	The Company’s Current Reports on Form 8-K, filed with the SEC on June 6, 2008, April 28, 2008, April 22, 2008, February 14, 2008 and February 7, 2008 (each, File No. 001-10864); and

(d)	The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A, filed with the SEC on September 23, 1991 (File No. 0-13253), and any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with SEC rules shall not be deemed incorporated by reference in this Registration Statement. Any statement contained herein or in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel.

Christopher J. Walsh, Senior Vice President, Deputy General Counsel and Assistant Corporate Secretary of the Company, who is passing on the validity of the common stock offered pursuant to the Plan, is a full-time employee of the Company and owns shares of the Company’s common stock and is eligible to participate in various employee stock-based benefit plans, including the Plan.

Item 8.	Exhibits.

5.1	Opinion of Christopher J. Walsh, Deputy General Counsel of UnitedHealth Group Incorporated

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Christopher J. Walsh, Deputy General Counsel of UnitedHealth Group Incorporated (included as part of Exhibit 5.1)

24.1	Power of Attorney

99.1	UnitedHealth Group 1993 Employee Stock Purchase Plan

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) of this Item 9 do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the

Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on the 10th day of June, 2008.

UNITEDHEALTH GROUP INCORPORATED

By:	/s/ Stephen J. Hemsley
Stephen J. Hemsley President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 10th day of June, 2008.

Signature	Title

/s/ Stephen J. Hemsley Stephen J. Hemsley	Director, President and Chief Executive Officer (principal executive officer)

/s/ George L. Mikan III George L. Mikan III	Executive Vice President and Chief Financial Officer (principal financial officer)

/s/ Eric S. Rangen Eric S. Rangen	Senior Vice President and Chief Accounting Officer (principal accounting officer)

* William C. Ballard, Jr.	Director

* Richard T. Burke	Director

* Robert J. Darretta	Director

* Michele J. Hooper	Director

* Douglas W. Leatherdale	Director

* Glenn M. Renwick	Director

*	Director
Gail R. Wilensky, Ph.D.

*	The undersigned, by signing his name hereto, does hereby execute this registration statement on behalf of the directors of UnitedHealth Group Incorporated listed above pursuant to the Power of Attorney filed herewith as Exhibit 24.1.

*By:	/s/ Christopher J. Walsh
Christopher J. Walsh As Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Christopher J. Walsh, Deputy General Counsel of UnitedHealth Group Incorporated

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Christopher J. Walsh, Deputy General Counsel of UnitedHealth Group Incorporated (included as part of Exhibit 5.1)

24.1	Power of Attorney

99.1	UnitedHealth Group 1993 Employee Stock Purchase Plan